UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 17, 2010
ENERGY CONVERSION DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8403 (Commission File Number)	38-1749884 (IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI (Address of principal executive offices)	48309 (Zip Code)
Registrant’s telephone number, including area code: (248) 293-0440
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
          On September 13, 2010, Energy Conversion Devices, Inc. (the “Company”) entered into an exchange agreement with a certain holder of the Company’s 3.00% Convertible Senior Notes due 2013 (the “Notes”) whereby the Company agreed to exchange an aggregate of principal amount of up to $10.0 million held by the holder of the Notes for up to 1.458 million shares of the Company’s common stock, with the amount of stock and the amount of the Notes to be exchanged to be determined based on a formula agreed with the Company. Under the formula, if the Note holder fails to sell the Company’s common stock or if such sales are below a specified threshold, it is possible that the Company may not exchange any stock for the Notes.
     The Company may, from time to time, conduct exchanges for additional Notes. Each of the exchanges is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC. (Registrant)
September 17, 2010	/s/ Jay B. Knoll
Jay B. Knoll
Executive Vice President